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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in or incorporation by reference in this Registration Statement on Form S-3 of PEC Solutions, Inc. of our reports dated February 14, 2001 relating to the financial statements and financial statement schedule of PEC Solutions, Inc., which appear in or are incorporated by reference in such registration statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
McLean, VA
June 8, 2001